(j)(2)

Consent of Independent Registered Public Accounting Firm

The Board of Directors/Trustees

ING Balanced Portfolio, Inc., ING Variable Funds, ING Variable Portfolios, Inc., ING Intermediate Bond Portfolio, and ING Money Market Portfolio

We consent to the use of our report dated February 25, 2013, incorporated herein by reference, for ING Balanced Portfolio, a series of ING Balanced Portfolio, Inc., ING Growth and Income Portfolio, a series of ING Variable Funds, ING Small Company Portfolio, a series of ING Variable Portfolios, Inc., ING Intermediate Bond Portfolio, and ING Money Market Portfolio, and to the use of our report dated February 21, 2013, incorporated herein by reference, for ING Australia Index Portfolio, ING Emerging Markets Index Portfolio, ING Euro STOXX 50® Index Portfolio, ING FTSE 100 Index® Portfolio, ING Hang Seng Index Portfolio, ING International Index Portfolio, ING Japan TOPIX Index® Portfolio, ING RussellTM Large Cap Growth Index Portfolio, ING RussellTM Large Cap Index Portfolio, ING RussellTM Large Cap Value Index Portfolio, ING RussellTM Mid Cap Growth Index Portfolio, ING RussellTM Mid Cap Index Portfolio, ING RussellTM Small Cap Index Portfolio, ING U.S. Bond Index Portfolio, and ING WisdomTreeSM Global High-Yielding Equity Index Portfolio, each a series of ING Variable Portfolios, Inc., and to the use of our report dated February 15, 2012, incorporated herein by reference, for ING Index Plus LargeCap Portfolio, ING Index Plus MidCap Portfolio, and ING Index Plus SmallCap Portfolio, each a series of ING Variable Portfolios, Inc., and to the references to our firm under the headings “Financial Highlights” in the Prospectuses, and “Independent Registered Public Accounting Firm” in the Statements of Additional Information.

Boston, Massachusetts

April 25, 2013